PART II. OTHER INFORMATION:

Item 6.  Exhibits and Reports on Form 8-K

    (a)  Exhibits

           Number           Description

           (11)        Statement Re Computation of Per Share
                       Earnings

           (27)        Financial Data Schedule

    (b) No reports on Form 8-K were filed during the quarter for which this report is filed.








































                          SIGNATURES




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          CROMPTON & KNOWLES CORPORATION
                                         (Registrant)




November 7, 1994              By: /s/ Charles J. Marsden
                                  Charles J. Marsden
                                  Vice President - Finance
                                  (Principal Financial Officer)




November 7, 1994              By: /s/ John T. Ferguson, II
                                  John T. Ferguson, II
                                  General Counsel and Secretary